SCHEDULE 14A INFORMATION

                        Proxy Statement Pursuant to Section 14(a) of the
                                 Securities Exchange Act of 1934
                                       (Amendment No.  - )

          Filed by the Registrant [X]
          Filed by a Party other than the Registrant [ ]

          Check the appropriate box:

          [ ]   Preliminary Proxy Statement   [ ]   Confidential,  for  Use
                                                    of Commission
          [ ]   Definitive Proxy Statement          Only  (as  permitted by
                                                    Rule 14a-6(e)(2))
          [X]   Definitive Additional Materials
          [ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
                Section 240.14a-12

                                    Avondale  Industries,  Inc.
                      _____________________________________________________
                         (Name of Registrant as Specified In Its Charter)

                          Board of Directors of Avondale Industries, Inc.
                   ___________________________________________________________
                             (Name of Person(s) Filing Proxy Statement,
                                     if other than the Registrant)

          Payment of Filing Fee (Check the appropriate box):

          [ ]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
                14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
          [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
          [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

                1) Title of each class of securities to which transaction applies:

                      ______________________________________________________

                2) Aggregate number of securities to which transaction applies:

                      ______________________________________________________


                3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                      ______________________________________________________


                4)    Proposed maximum aggregate value of transaction:

                      ______________________________________________________


                5)    Total Fee Paid:


          [X]   Fee paid previously with preliminary materials.

          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                1)    Amount Previously Paid:

                      _______________________________

                2)    Form, Schedule or Registration Statement No.:

                      _______________________________


                3)    Filing Party:

                      _______________________________


                4)    Date Filed:

                      _______________________________

               April 3, 1995


               Dear Fellow ESOP Participant:

               Sometime this week you should receive the Company's proxy statement for its 1995 Annual Meeting and your voting instruction card from the Administrative Committee of the Avondale Industries, Inc. Employee Stock Ownership Plan (ESOP). This card will enable you to cast your vote FOR the three directors nominated by your Company's Board of Directors: William (Bill) A. Harmeyer, Thomas M. Kitchen and Admiral Francis R. Donovan. You will also have the right to cast your vote AGAINST the five union proposals. The union proposals are Items 2, 3, 4, 5 and 6 on the ballot. I have enclosed a brief, one-page explanation of the reasons why the Avondale Board of Directors unanimously opposes the five union proposals.

               The five union sponsored proposals are yet another attempt by this union to disrupt management's efforts to conduct Avondale's business.

               Through your help and support Avondale has increased its backlog (with options) to the largest it has even been in a time when the shipbuilding market is shrinking. This past year was a profitable year and we need to continue that trend in 1995 and beyond. Disruption by union outsiders substantially interferes with this effort.

               Therefore I and the other members of the Board of Directors request you vote FOR the three directors (Item 1) and AGAINST the five union proposals (Items 2, 3, 4, 5 and 6).

               I have also enclosed a marked SAMPLE BALLOT for your information.

               Thank you.




               /s/ A. L. Bossier, Jr.
               A. L. Bossier, Jr.

                                    Sample Ballot

                               ESOP VOTING INSTRUCTIONS

      The undersigned hereby directs the Administrative Committee of the Avondale Industries, Inc. Employee Stock Ownership Plan to instruct
      R. Dean Church, Rodney J. Duhon, Jr. and Blanche S. Barlotta, as trustees of the Avondale Industries, Inc. Employee Stock Ownership Trust, to vote, as designated below, all the shares of common stock of Avondale Industries, Inc. held by such Trust for the account of the undersigned on March 21, 1995 at the annual meeting of shareholders to be held on April 28, 1995, or at any adjournment thereof.

      NOMINEES PROPOSED FOR ELECTION BY THE BOARD OF DIRECTORS:

1.  Election of Directors      FOR [X]      ABSTAIN  [ ]

                  all nominees listed below (except as marked to the contrary below)

      Instruction:  To  direct  an "ABSTAIN" as to any individual nominee, strike a line through the nominee's name in the list below.

          Francis R. Donovan    William A. Harmeyer    Thomas M. Kitchen

      SHAREHOLDER PROPOSALS:

2.  Composition of Compensation Committee.... FOR [ ]  AGAINST [X]  ABSTAIN [ ]
3.  Shareholder Rights Plan                   FOR [ ]  AGAINST [X]  ABSTAIN [ ]
4.  Confidential Voting                       FOR [ ]  AGAINST [X]  ABSTAIN [ ]
5.  Board of Directors Declassification       FOR [ ]  AGAINST [X]  ABSTAIN [ ]
6.  By-Laws Adoption, Amendment or Repeal
     Proposal                                 FOR [ ]  AGAINST [ ]  ABSTAIN [ ]
_______________________________________________________________________________

      Upon receipt of these instructions properly executed, the Shares allocated to the account of the undersigned participant will be voted in the manner directed. If no specific directions are given as to any one or more items, such Shares will not be voted as to such item(s).

                             Dated: ________________________________, 1995

                             _____________________________________________
                                       Signature of Participant

                             _____________________________________________
                                          Name (Please Print)


      Please mark, sign, date and return these Voting Instructions promptly using the enclosed postpaid return envelope.

                  ONLY INSTRUCTIONS GIVEN ON THIS FORM WILL BE FOLLOWED.
                       ANY OTHER INSTRUCTIONS WILL BE DISREGARDED.

            THE BOARD OF DIRECTORS OF AVONDALE UNANIMOUSLY RECOMMENDS A VOTE AGAINST EACH OF THE FIVE SHAREHOLDER PROPOSALS FOR THE FOLLOWING REASONS:


            General. All five proposals were submitted to the Company by a committee that is controlled by union organizers and which also sponsored last year's proxy campaign. These proposals are not in any sense motivated by a legitimate desire to advance the best interests of the Company's shareholders, but instead are a misguided effort to pressure management to accede to the Union's demands as well as to give to the Company's employees the appearance that the Union is actively working on their behalf.

            1. Composition of Compensation Committee Proposal (Item 2 on the Proxy Card). The Company has already amended its bylaws to provide for a Compensation Committee consisting of at least two independent directors. This action was modeled on and fully complies with the provisions of Rule 16B-3 under the Exchange Act and Section 162(m) of the Internal Revenue Code. This definition provides a clear and objective standard of independence that achieves the goal of assuring that the Compensation Committee is composed of directors who are independent of management. Since September 1994, the Compensation Committee has consisted solely of Mr. Hugh Thompson and Vice Admiral Francis Donovan (U.S. Navy Retired), both of whom meet the definition of independence set forth in the bylaws.

            2. Shareholder Rights Plan Proposal (Item 3 on the Proxy Card). The Company's goal in adopting the Shareholder Protection Rights Plan (the "Rights Plan") in September 1994 was (and still is) to protect the interests of the Company and all shareholders. The Rights Plan is designed to discourage unsolicited takeover practices that can, and are often intended to, pressure the shareholders into tendering prior to realizing the full value or total potential of their investments. The Rights Plan is intended to create an incentive for a potential acquiror to negotiate in good faith with the Board, and is not intended to, and will not, prevent unsolicited, non-abusive offers to acquire the Company at a fair price.

            3. Confidential Voting Proposal (Item 4 on the Proxy Card). The Board does not believe that the implementation of this proposal is justified. Under the terms of the Avondale Employee Stock Ownership Plan (the "ESOP"), employees and other participants in the ESOP already vote confidentially, with their votes tabulated by a "Big Six" auditing firm. No information regarding how individual participants vote is provided to the Company's management. Moreover, any other shareholder desiring to have his or her ownership and vote confidential can easily do so merely by placing his or her shares in a nominee account.

            4.  Board  Declassification  Proposal  (Item  5  on  the  Proxy
            Card). The Board believes the election of directors in three-year terms and by classes is advantageous by promoting continuity and stability in the policies guiding management. Board classification also deters a change of control of the Company by a surprise proxy contest in a single election.

            5.   Bylaw  Amendment  Process Proposal (Item 6 on  the   Proxy
            Card). The Board considers this provision to be extremely unusual and cumbersome for a public company and unduly burdensome to the Board in exercising its statutory and fiduciary duties. Currently the Company's Articles and bylaws provisions permit the bylaws to be adopted, amended, or repealed by a majority of the Board, subject to the power of the holders of 80% of the voting power of the Company to amend or repeal any bylaws so made. Other than the specific percentage vote of the shareholders required, this provision follows the Louisiana Business Corporation Law.

                                (YARD POSTER)



                                      VOTE


            1.  DIRECTORS         FOR [X]                  ABSTAIN [ ]

            2.  UNION PROPOSAL    FOR [ ]    AGAINST [X]   ABSTAIN [ ]

            3.  UNION PROPOSAL    FOR [ ]    AGAINST [X]   ABSTAIN [ ]

            4.  UNION PROPOSAL    FOR [ ]    AGAINST [X]   ABSTAIN [ ]

            5.  UNION PROPOSAL    FOR [ ]    AGAINST [X]   ABSTAIN [ ]

            6.  UNION PROPOSAL    FOR [ ]    AGAINST [X]   ABSTAIN [ ]